ALPHANET SOLUTIONS, INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS


         The undersigned hereby constitutes and appoints Stan Gang and Jack P. Adler, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of AlphaNet Solutions, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company at 7 Ridgedale Avenue, Cedar Knolls, New Jersey at 9:00A.M., local time, on Thursday, May 20, 1999 and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Shareholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

         This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.



                  (continued and to be signed on reverse side)

/X/  Please mark your
     votes as in this example

                           VOTE FOR all nominees                 VOTE
                           listed at right, except vote        WITHHELD
                           withheld from the following        from all nominees
                            nominees (if any)

1.  ELECTION OF DIRECTORS.            /__/                        /__/


Nominees:  Stan Gang
           Michael Gang
           Ira Cohen
           Donald A. Deieso
           Thomas F. Dorazio

VOTE FOR all the nominees listed at right, vote withheld from the following nominess (if any),



---------------------------------------------------------

                                                         FOR           AGAINST

2.  APPROVAL OF PROPOSAL TO AMEND THE 1995
    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.            /___/           /___/

3.  APPROVAL OF PROPOSAL TO RATIFY THE
    APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP
    AS THE INDEPENDENT ACCOUNTANTS OF THE
    COMPANY FOR THE YEAR ENDING
    DECEMBER 31, 1999.                                 /___/            /___/

4. In his discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.


    I Will /____/          Will Not  /____/
               attend the Meeting


    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY,
    USING THE ENCLOSED ENVELOPE



Signature of Shareholder________________________________________________________
Signature of Shareholder________________________________________________________

Dated:______________________



Note: This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.